Form 8-A
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                  AWG, Ltd.
                (Name of small business issuer in its charter)

             NEVADA                                  38-0685631
(State of other jurisdiction                    (I.R.S. Employer
of incorporation or organization)              Identification Number)

                             4162 Big Ranch Road
                               Napa, CA 94558
                  (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                      Name of each exchange on which
to be so registered                       each class is to be registered

Series A 6%, Par Value $ .001            NASDAQ Smallcap Market
Preferred Stock

        If this form relates to the registration of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

        If this form relates to the registration of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. / /

        Securities Act registration statement file number to which this form relates: 333-48165 (if applicable)

        Securities to be registered pursuant to Section 12 (g) of the Act:

        ------------------------------------------------
                        (Title of class)

        ------------------------------------------------
                        (Title of class)

Item 1. Description of Registrant's Securities To Be Registered.

        A description of the securities is set forth in Registration Statement No. 333-48165 as filed with the Securities and Exchange Commission which is incorporated herein by reference. The prospectus to be filed by the registrant pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated herein by reference.

Item 2. Exhibits.

        List below all exhibits filed as a part of the registration statement:

EXHIBIT
NUMBER                              DESCRIPTION OF DOCUMENT
------                              -----------------------
1.                    Certificate of Incorporation*

2 Certificate of Amendment to Articles of Incorporation as filed with the Secretary of State of the State of Nevada on May 4, 1995, December 15, 1995 and
                      February 12, 1998.*

3.                    Bylaws of the Company as amended to date.*

4.                    Form of Preferred Stock Certificate.*

        *       Incorporated by reference to Registration Statement
                No. 333-48165 as filed with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

                                  SIGNATURE

        Pursuant to the requirement of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


February 3, 1999


                                                      AWG, LTD

                                               By /s/ Joseph E. Antonini
                                             ---------------------------
                                                  Joseph E. Antonini
                                                     Its: Chairman